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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                [GRAPHIC OMITTED]

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 21, 2004

                          CEDAR SHOPPING CENTERS, INC.
             (Exact name of registrant as specified in its charter)
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
               MARYLAND                                  0-14510                                 42-1241468
    (State or other jurisdiction of               (Commission File No.)                 (IRS Employer Identification
            incorporation) No.)


        44 SOUTH BAYLES AVENUE
          PORT WASHINGTON, NY                                                                      11050
    (Address of principal executive                                                              (Zip Code)
               offices)

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                                 (516) 767-6492
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement To Purchase The Brickyard Shopping Center, Berlin, CT.

Pursuant to the terms of a purchase and sale agreement with Gateway Connecticut Properties, Inc. dated as of November 15, 2004, which became non-cancelable on December 21, 2004, the Company, through Cedar Shopping Centers Partnership, L.P. (the "Operating Partnership"), has agreed to purchase The Brickyard Shopping Center, in Berlin, CT. The property is an approximate 274,000 sq. ft. shopping center, with Sam's Club and The Home Depot as the principal anchor tenants.


The purchase price, including closing costs, will be approximately $28.3 million, and will be funded from the Company's secured revolving credit facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS


(C) EXHIBITS:

(10.1) Agreement of Purchase and Sale dated as of November 15, 2004, by and between Gateway Connecticut Properties, Inc., as Seller, and Cedar Shopping Centers Partnership, L.P., a Delaware Limited Partnership, as Purchaser, in respect of the Brickyard Shopping Center.
  (99)   Press release dated December 21, 2004.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR SHOPPING CENTERS, INC.




/s/ LEO S. ULLMAN
--------------------------------------
Leo S. Ullman
Chairman, President and CEO


Dated:   December 21, 2004